Exhibit 99.3

MACATAWA BANK CORPORATION
SUBSCRIPTION RIGHTS TO PURCHASE SHARES OF COMMON STOCK

NOMINEE HOLDER CERTIFICATION

          THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF MACATAWA BANK CORPORATION DATED MAY 10, 2011.

          The undersigned, a broker, custodian bank, or other nominee holder of non-transferable subscription rights to subscribe for and purchase shares of the common stock of Macatawa Bank Corporation (the "Company") under the rights offering described and provided for in the prospectus, certifies to the Company and to Registrar and Transfer Company, as subscription agent for the rights offering, that the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the rights to purchase the number of shares of common stock specified below pursuant to the subscription rights, the terms of which are described further in the prospectus, as to each beneficial owner for whom the undersigned is acting hereby:
Number of Shares Owned on Record Date	Number of Shares Subscribed For In Rights Offering

Print Name of the Nominee Holder:

By:

Print Signer's Name:

Contact Name:

Contact Phone Number: